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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-91059 and 333-43742 of Next Level Communications, Inc. on Form S-8 of our report dated February 19, 2001, appearing in this Annual Report on Form 10-K of Next Level Communications, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP
-------------------------
Deloitte & Touche

San Francisco, California
March 16, 2001